EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We consent to the incorporation by reference in Form S-8 of our report on the financial statements included in the annual report on Form 11-K of Union Bankshares, Ltd. Profit Sharing 401(k) Plan for the year ended December 31, 1999.


                                      /s/ Baird, Kurtz & Dobson



Colorado Springs, Colorado,
May 31, 2001